ATSG Reports Strong First Quarter 2020 Results
Solid Growth in Revenues, Earnings, Adjusted Earnings and Adjusted EBITDA vs 1Q 2019
WILMINGTON, OH, May 5, 2020 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, contracted air transportation and related services, today reported consolidated financial results for the quarter ended March 31, 2020.
ATSG's first quarter 2020 results, as compared with the first quarter of 2019, include:

•	Customer revenues up 12 percent, or $41.1 million, to $389.3 million.
Both of ATSG's principal business segments, aircraft leasing and air transport, plus its other businesses on a combined basis, generated higher revenues.

•
GAAP Earnings from Continuing Operations were $133.7 million, or $2.27 per share basic, versus a $22.6 million, or $0.38 per share, for the prior year, including warrant-related effects in each period.

Quarterly re-measurements of financial instrument values increased first quarter after-tax earnings by $108.1 million and $4.9 million in 2020 and 2019, respectively. Warrant gains in each quarter stemmed primarily from decreases in the traded value of ATSG shares in the first quarter of each year.

•	Adjusted Earnings from Continuing Operations (non-GAAP) rose 13 percent, to $29.3 million. Adjusted Earnings Per Share (non-GAAP) were $0.43 diluted, up $0.06.
Adjusted Earnings from Continuing Operations and Adjusted EPS exclude elements from GAAP results that differ distinctly in predictability among periods or are not closely related to operations. Adjustments from GAAP include financial instrument revaluations, amortization of aircraft lease incentives, retiree benefit costs, losses of non-consolidated ATSG affiliates, and acquisition-related expenses.

•	Adjusted EBITDA from Continuing Operations (non-GAAP) increased 9 percent, to $124.0 million.
Contributions from our airlines, and from the increase in externally leased 767 freighters, drove the majority of the increase in Adjusted EBITDA.
Adjusted Earnings per Share, Adjusted Earnings from Continuing Operations and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and are defined in the non-GAAP reconciliation tables at the end of this release.

•	Capital spending was $143.5 million, up 56 percent.
Capital expenditures included $105.4 million for the purchase of five Boeing 767 aircraft in the first quarter, and for freighter modification costs.
Joe Hete, Chief Executive Officer of ATSG, said, "The flexibility and resilience of ATSG’s business model again proved its value, as the company responded to rapidly changing business conditions with the speed and attention to detail that its customers demand, while generating solid financial results overall. As an example, our aircraft maintenance technicians on short notice completed avionics adjustments to the New England Patriot's 767 aircraft that enabled it to fly to China to pick up more than 1 million masks for health care workers in Massachusetts. Similarly, our airlines' pilots, flight attendants and line maintenance techs are answering the call from their global customers to maintain the flow of vital supplies and personnel under very challenging conditions. Despite the pandemic, we remain cautiously optimistic about the rest of 2020, as we deploy more 767 converted freighters for customers responding to expanded e-commerce shopping, and operate passenger aircraft to support the U.S. military’s evolving requirements."

Segment Results
Cargo Aircraft Management (CAM)

CAM	First Quarter
($ in thousands)	2020	2019
Aircraft leasing and related revenues	$78,609	$74,577
Lease incentive amortization	(4,446)	(4,227)
Total CAM revenues	74,163	70,350
Depreciation expense	43,047	38,795
Allocated interest expense	10,255	9,965
Segment earnings, pretax	15,820	16,174

Significant Developments:

•
CAM's first quarter revenues, net of warrant-related lease incentives, increased five percent versus the prior year. Revenues benefited primarily from seven newly converted 767 freighters deployed since March 31, 2019, including one deployed as a dry-lease with UPS in January 2020. CAM's external customer revenues increased 12 percent during the first quarter.

•
CAM owned ninety-one aircraft in service at March 31, 2020, versus eighty-nine on the same date in 2019. Of the ninety-one owned aircraft in service, sixteen, including four 757-200 combination cargo/passenger aircraft (combis), are passenger aircraft; seventy-five are cargo aircraft.

•	Sixty-two in-service cargo aircraft were dry-leased to external customers on March 31, 2020, three more than a year ago. Of those, thirty-five were operated by ATSG airlines.

•
CAM owned fifteen aircraft in cargo conversion or staging for lease as of March 31, versus nine a year ago. CAM has 2020 customer lease commitments for more than half of these aircraft, and is in discussion with customers for deployment of the remainder in 2020 or 2021.

•
CAM’s pretax earnings for the quarter were $15.8 million, $0.4 million less than the prior-year's first quarter. Earnings reflected a $0.3 million increase in allocated interest and a $4.3 million increase in depreciation expense due to fleet growth since March 2019. The timing of incremental aircraft leases, and the transitioning of aircraft between lessees had a significant impact on CAM's results for the quarter, and are expected to continue to impact CAM’s 2020 results.

ACMI Services

ACMI Services	First Quarter
($ in thousands)	2020	2019
Revenues	$284,165	$257,956
Allocated interest expense	5,301	6,549
Segment earnings, pretax	18,378	12,310
Significant Developments:

•	First-quarter revenues for ACMI Services increased 10 percent from the prior-year period, stemming mainly from growth in Omni Air and ATI operations.

•
ATSG's airlines operated sixty-nine aircraft at March 31, fifteen passenger and fifty-four cargo aircraft. Two of ATSG's four 757-200 freighters are expected to remain available for service through 2020, although current DHL commitments for ATSG's 757-200 freighters ended May 1.

•	Total block hours increased 31 percent for the first quarter, principally due to six more aircraft in airline service versus a year ago, and expanded flying for Amazon.

•
Pretax earnings for the quarter were $18.4 million, up 49 percent versus $12.3 million a year ago. Higher revenues from our airline operations were the principal factor. Interest expense allocated to ACMI Services for the first quarter decreased $1.2 million to $5.3 million.

Other Activities

Other	First Quarter
($ in thousands)	2020	2019
Total Revenues	$80,036	$67,362
Revenues from external customers	$58,380	$48,621
Pretax Earnings	53	1,903
Significant Developments:

•
Total first-quarter revenues from other activities increased by 19 percent due to growth in maintenance services and ground services for external customers. Revenues from external customers increased $9.8 million versus the prior-year period, driven by additional revenue for ground services and fuel sales.

•	Pretax earnings for the first quarter of $53,000 reflect lower margins for aircraft maintenance and jet fuel sales.
CARES Act Financing for ATSG Airlines
During the second quarter, ATSG’s subsidiary air carriers, Omni Air International (“Omni”), a passenger carrier, and Air Transport International (“ATI”), a passenger and cargo carrier, each submitted an application for worker-protection grant funds available under the Coronavirus Aid, Relief, and Economic Security Act (“CARES”) to the Secretary of the Treasury. On April 24, 2020, Omni was notified by the Treasury Department that its application for funds under the Payroll Support Program had received preliminary approval for approximately $67 million, to be paid in five monthly installments through September 2020. ATI’s application for a grant under the Payroll Support Program remains pending at this time. Our subsidiary air carriers intend to use any such funds to maintain their respective airlines' staffing necessary to serve the Department of Defense and commercial customers during an extended period of economic uncertainty stemming from the pandemic.

Outlook
Due to uncertainties brought about by the global pandemic, ATSG is no longer able to provide specific guidance for its Adjusted EBITDA for the full year 2020, as the level and duration of COVID-19 impacts, primarily on our passenger business, is difficult to forecast. However, based on our current outlook, we expect 2020 Adjusted EBITDA to exceed our 2019 total of $452 million.
During the current second quarter, ATSG expects that its Adjusted EBITDA will range from $110 million to $115 million, compared with $105 million in the second quarter of 2019. The second quarter results will include the impact of ATI flight crew training expenses necessary to begin CMI operations for Amazon on at least four additional 767-300 aircraft they will begin leasing from CAM during the second half of 2020.
Rich Corrado, President, said that "We are staying in constant contact with our principal customers as the pandemic continues. Today, they are telling us that they intend to continue to use our aircraft and other resources largely in line with their earlier expectations, including plans to lease seven to nine more of our newly converted 767s this year. Most of our cargo aircraft continue to operate within expanding time-definite express networks as e-commerce transactions accelerate during the pandemic. Demand for our passenger aircraft, however, is expected to remain sensitive to pandemic-driven changes in the U.S. military’s troop deployment and rotation plans, and reductions in operations for Omni commercial customers through 2020."
2020 capital expenditures, principally to purchase and modify Boeing 767-300 aircraft for freighter deployment, are projected to be $420 million. That includes expected purchases of eight Boeing 767-300 aircraft including two freighters and six passenger aircraft for freighter conversion. Five of the eight Boeing 767-300 aircraft were purchased in the first quarter.
“We take pride in providing essential air transport services to the global economy, and we are confident that ATSG will support the needs of its customers no matter how the pandemic requires us to adapt,” Corrado said. “That includes our ability to meet stringent requirements to prevent the spread of the coronavirus among our own employees and those of our customers. Better days are ahead for all of us, including our shareholders.”
Non-GAAP Financial Measures
This release, including the attached tables, contains non-GAAP financial measures that management uses to evaluate historical results and project future results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitate period-over-period comparisons, and provide additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures are not a substitute for GAAP. The historical non-GAAP financial measures included in this release are reconciled to GAAP earnings in tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA because it is unable to predict with reasonable accuracy the value of certain adjustments. Certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis and the non-GAAP adjustments for gain and losses resulting from the re-measurement of stock warrants, will depend on the future prices of ATSG stock, interest rates and other assumptions which are highly uncertain.
Conference Call
ATSG will host a conference call on May 6, 2020, at 10 a.m. Eastern time to review its financial results for the first quarter of 2020. Participants should dial (800) 708-4539 and international participants should dial (847) 619-6396 ten minutes before the scheduled start of the call and ask for conference pass code 49650065. The call will also be webcast live (in listen-only mode) via a link at www.atsginc.com. The conference call also will be available on webcast replay via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo

Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services Group's (ATSG's) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the following which relate to the current COVID-19 pandemic and related economic downturn: our expectations regarding the receipt of funds by two of our subsidiary airlines pursuant to the Payroll Support Program under the CARES Act and the final terms of the grants issued through such Program; the potential for reduced flight operations; disruptions to our workforce and staffing capability; the impact on our customers' creditworthiness; and the continuing ability of our vendors and third party service providers to maintain customary service levels; and (ii) other factors that could impact the market demand for our assets and services, including our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; fluctuations in ATSG's traded share price and in interest rates, which may result in mark-to-market charges on certain financial instruments; the number, timing and scheduled routes of our aircraft deployments to customers; our ability to remain in compliance with our agreements with key customers and lenders; changes in general economic and/or industry specific conditions; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019
REVENUES	$389,277	$348,183

OPERATING EXPENSES
Salaries, wages and benefits	125,531	99,341
Depreciation and amortization	69,342	62,637
Maintenance, materials and repairs	41,677	44,538
Fuel	43,799	34,950
Contracted ground and aviation services	14,349	15,598
Travel	21,657	20,098
Landing and ramp	2,745	3,048
Rent	3,486	3,753
Insurance	1,668	1,911
Transaction fees	—	373
Other operating expenses	15,216	15,408
	339,470	301,655

OPERATING INCOME	49,807	46,528
OTHER INCOME (EXPENSE)
Net gain on financial instruments	107,044	4,500
Interest expense	(16,323)	(17,390)
Non-service component of retiree benefit (costs) credits	2,898	(2,351)
Loss from non-consolidated affiliates	(2,764)	(3,816)
Interest income	112	96
	90,967	(18,961)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	140,774	27,567
INCOME TAX EXPENSE	(7,041)	(4,933)

EARNINGS FROM CONTINUING OPERATIONS	133,733	22,634

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	3,772	31
NET EARNINGS	$137,505	$22,665

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$2.27	$0.38
Diluted	$0.84	$0.25

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	59,040	58,838
Diluted	67,947	60,437

Certain historical expenses have been reclassified to conform to the presentation above.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$71,063	$46,201
Accounts receivable, net of allowance of $1,324 in 2020 and $975 in 2019	166,993	162,870
Inventory	43,278	37,397
Prepaid supplies and other	26,027	20,323
TOTAL CURRENT ASSETS	307,361	266,791

Property and equipment, net	1,835,176	1,766,020
Customer incentive	141,821	146,678
Goodwill and acquired intangibles	524,795	527,654
Operating lease assets	48,698	44,302
Other assets	62,189	68,733
TOTAL ASSETS	$2,920,040	$2,820,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$136,781	$141,094
Accrued salaries, wages and benefits	49,328	59,429
Accrued expenses	19,716	17,586
Current portion of debt obligations	13,773	14,707
Current portion of lease obligations	13,340	12,857
Unearned revenue	20,863	17,566
TOTAL CURRENT LIABILITIES	253,801	263,239
Long term debt	1,546,867	1,469,677
Stock warrant obligations	265,104	383,073
Post-retirement obligations	33,021	36,744
Long term lease obligations	34,642	30,334
Other liabilities	50,324	49,293
Deferred income taxes	136,978	127,476

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 59,623,195 and 59,329,431 shares issued and outstanding in 2020 and 2019, respectively	596	593
Additional paid-in capital	476,423	475,720
Retained earnings	183,400	45,895
Accumulated other comprehensive loss	(61,116)	(61,866)
TOTAL STOCKHOLDERS’ EQUITY	599,303	460,342
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,920,040	$2,820,178

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS AND ADJUSTED PRETAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2020	2019
Revenues
CAM
Aircraft leasing and related revenues	$78,609	$74,577
Lease incentive amortization	(4,446)	(4,227)
Total CAM	74,163	70,350
ACMI Services	284,165	257,956
Other Activities	80,036	67,362
Total Revenues	438,364	395,668
Eliminate internal revenues	(49,087)	(47,485)
Customer Revenues	$389,277	$348,183

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	15,820	16,174
ACMI Services, inclusive of interest expense	18,378	12,310
Other Activities	53	1,903
Net, unallocated interest expense	(655)	(780)
Net gain on financial instruments	107,044	4,500
Other non-service components of retiree benefit (costs) credits, net	2,898	(2,351)
Transaction fees	—	(373)
Non-consolidated affiliates	(2,764)	(3,816)
Earnings from Continuing Operations before Income Taxes (GAAP)	$140,774	$27,567

Adjustments to Pretax Earnings
Add non-service components of retiree benefit costs (credits), net	(2,898)	2,351
Add loss from non-consolidated affiliates	2,764	3,816
Add transaction fees	—	373
Add customer incentive amortization	4,857	4,227
Add net (gain) on financial instruments	(107,044)	(4,500)
Adjusted Pretax Earnings (non-GAAP)	$38,453	$33,834
Adjusted Pretax Earnings excludes certain items included in GAAP based pretax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2020	2019

Earnings (loss) from Continuing Operations Before Income Taxes	$140,774	$27,567
Interest Income	(112)	(96)
Interest Expense	16,323	17,390
Depreciation and Amortization	69,342	62,637
EBITDA from Continuing Operations (non-GAAP)	$226,327	$107,498
Add non-service components of retiree benefit costs (credits), net	(2,898)	2,351
Add losses for non-consolidated affiliates	2,764	3,816
Add acquisition related transaction fees	—	373
Add customer incentive amortization	4,857	4,227
Add net (gain) loss on financial instruments	(107,044)	(4,500)

Adjusted EBITDA (non-GAAP)	$124,006	$113,765

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also exclude the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of warrant-based customer incentive costs recorded in revenue, and costs from non-consolidated affiliates.

Adjusted EBITDA and EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP. Adjusted EBITDA and EBITDA from Continuing Operations should not be considered in isolation or as substitutes for analysis of the Company's results as reported under GAAP, or as alternative measures of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

Management presents Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations, both non-GAAP measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below. Management uses Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations to compare the performance of its operating results among periods.

	Three Months Ended
	March 31, 2020		March 31, 2019
	$	$ Per Share	$	$ Per Share

Earnings (loss) from Continuing Operations - basic (GAAP)	$133,733		$22,634
Gain from warrant revaluation, net tax[1]	(76,361)		(7,653)
Earnings (loss) from Continuing Operations - diluted (GAAP)	57,372	$0.84	14,981	$0.25
Adjustments, net of tax
Customer incentive amortization[2]	3,748	0.06	3,228	0.05
Non-service component of retiree benefits [3]	(2,237)	(0.03)	1,795	0.03
Loss from affiliates[4]	2,133	0.03	2,914	0.05
Omni acquisition fees[5]	—	—	285	—
Derivative and warrant revaluation[6]	(31,697)	(0.47)	2,748	(0.01)
Adjusted Earnings from Continuing Operations (non-GAAP)	$29,319	$0.43	$25,951	$0.37

	Shares		Shares
Weighted Average Shares - diluted	67,947		60,437
Additional weighted average shares[1]	—		9,232
Adjusted Shares (non-GAAP)	67,947		69,669

Adjusted Earnings from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.
Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations while unrealized warrant losses are not removed because they are dilutive to EPS. As a result, the Company’s EPS, as calculated under U.S. GAAP, can vary significantly among periods due to unrealized mark-to-market losses created by an increased trading value for the Company's shares. Adjustment removes the unrealized gains for a large grant of stock warrants granted to a customer as a lease incentive.

2.	Adjustment removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.

3.	Removes the non-service component of post-retirement costs and credits.

4.	Adjustment removes losses for the Company's non-consolidated affiliates.

5.	Adjustment removes the fees incurred for the acquisition of Omni Air International.

6.	Adjustment removes gains and losses from derivative interest rate instruments and warrant revaluations.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	December 31, 2019		March 31, 2020		December 31, 2020 Projected
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger

B767-200	33	3	32	3	30	3
B767-300	42	8	42	9	50	10
B777-200	—	3	—	3	—	3
B757-200	4	—	3	—	2	—
B757 Combi	—	4	—	4	—	4
B737-400	1	—	—	—	—	—
Total Aircraft in Service	80	18	77	19	82	20

B767-300 in or awaiting cargo conversion	8	—	12	—	8	—
B767-300 staging for lease	—	—	1	—	—	—
B767-200 staging for lease	2	—	2	—	3	—
Total Aircraft	90	18	92	19	93	20

Aircraft in Service Deployments
	December 31,		March 31,		December 31,
	2019		2020		2020 Projected

Dry leased without CMI	27		27		31
Dry leased with CMI	35		35		40
Customer provided for CMI[2]	2		2		2
ACMI/Charter[1]	34		32		29

1.	Includes four Boeing 767-300ER passenger aircraft and one 767-200ER passenger aircraft leased from external companies.

2.	Beginning in the fourth quarter of 2019, two aircraft provided by a customer were operated under a CMI agreement by a Company airline.